Pricing Supplement No. 010               Filing under Rule 424(b)(2)
Dated August 1, 1997                      Registration No. 333-26847

(To Prospectus dated May 28, 1997)

$217,692,000
Northern Indiana Public Service Company
Medium-Term Notes, Series E
Due 1 to 30 Years From Date of Issue
____________________

Principal Amount:                       $10,000,000

Trade Date:                             August 1, 1997

Original Issue Date:                    August 6, 1997

Interest Rate:                          6.79%

Stated Maturity Date:                   August 6, 2007

Form :                                  XX Book Entry    ___ Certified

Interest Payment Date(s):               March 15, and September 15

Specified Currency:                     U.S. Dollars

Selling Agents Commission:              $62,500.00

Net Proceeds to the Company:            $9,937,500


The Medium-Term Note described in this Pricing Supplement is being sold through Goldman, Sachs & Co., as Agent.

Prior to the date of this Pricing Supplement, $116,000,000 Medium-Term Notes, Series E, have been sold.

Goldman, Sachs & Co.

Merrill Lynch & Co.

Morgan Stanley & Co. Incorporated